SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 4, 2006 (“Security Agreement”), is made by Integrated Surgical Systems, Inc., a Delaware corporation (“Debtor”), in favor of Novatrix Biomedical, Inc., a California corporation (“Secured Party”).

RECITALS

A. Secured Party has made and has agreed to make certain advances of money and to extend certain financial accommodation to Debtor as evidenced by that certain Secured Promissory Note (the “Note”) dated August 4, 2006 executed by Debtor in favor of Secured Party (collectively, the “Loans”).

B. Secured Party is willing to make the Loans to Debtor, but only upon the condition, among others, that Debtor shall have executed and delivered to Secured Party this Security Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce Secured Party to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Debtor hereby represents, warrants, covenants and agrees as follows:

1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” means all contracts, undertakings, franchise agreements or other agreements in or under which Debtor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright License” means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Debtor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Debtor has obtained the exclusive right to use a copyright owned by a third party.

“Copyrights” means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Event of Default” means (i) any failure by Debtor forthwith to pay or perform any of the Secured Obligations and (ii) any “Event of Default” as defined in the Note.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Debtor.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Patent License” means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Debtor is the licensee or the licensor thereunder).

“Patents” means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) all Technical Disclosures and Trade Secrets; (f) all information and data, including, but not limited to, preclinical and clinical study data, engineering drawings and specifications, models and renderings, computer and machine tool programming code, that Debtor considers proprietary in nature; (g) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (h) rights to sue for past, present and future infringements of any patent.

“Secured Obligations” means (a) the obligation of Debtor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans, (b) the obligation of Debtor to pay any fees, costs and expenses of the Secured Party under the Note or under Section 6(b) hereof and (c) all other indebtedness, liabilities and obligations of Debtor to Secured Party, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

“Technical Disclosure” means all Technical Disclosures (Schedule A).

“Trademark License” means any written agreement, in which Debtor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Debtor is the licensee or the licensor thereunder).

“Trademarks” means any of the following in which Debtor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any Sate thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

“Trade Secret” means any and all information pertaining to the filing of any patents, technical data, customer lists, and technical know-how necessary to design manufacture, market and sell any and all products developed by Debtor.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Debtor’s right, title and interest in, to and under the following (all of which being collectively referred to herein as the “Collateral”):

(a) All Accounts of Debtor;

(b) All Chattel Paper of Debtor;

(c) All Contracts and License Agreements of Debtor;

(d) All Deposit Accounts of Debtor;

(e) All Documents of Debtor;

(f) All Equipment of Debtor;

(g) All Financial Assets of Debtor;

(h) All Fixtures of Debtor;

(i) All General Intangibles of Debtor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

(j) All Instruments of Debtor;

(k) All Inventory of Debtor;

(l) All Investment Property of Debtor;

(m) All property of Debtor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power;

(n) All other goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Debtor;

(o) All Insurance Proceeds to Debtor; and

(p) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

3. RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

(a) Notwithstanding anything contained in this Security Agreement to the contrary, Debtor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Secured Party authorizes Debtor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Debtor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c) Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Debtor of its intention to do so, notify Account Debtors of Debtor, parties to the Contracts of Debtor, obligors in respect of Instruments of Debtor and obligors in respect of Chattel Paper of Debtor that the Accounts and the right, title and interest of Debtor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Debtor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

4. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants to Secured Party that:

(a) Except for the security interest granted to Secured Party under this Security Agreement, Debtor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.

(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Debtor in favor of Secured Party pursuant to this Security Agreement.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Debtor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Secured Party has a fully perfected first priority security interest in all of the Collateral in which Debtor now has rights. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Debtor later acquires rights, when Debtor acquires those rights and additional filings to be made with the United States Copyright Office and/or Patent and Trademark Office as are necessary to perfect Secured Party’s security interest in subsequent ownership rights and interests of Debtor in Copyrights, Patents, Trademarks and Licenses.

(d) Debtor’s chief executive office, principal place of business and the place where Debtor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The Collateral is presently located at the address of the Debtor.

(e) All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Debtor otherwise has any interest are listed on Schedule A attached hereto.

5. COVENANTS. Debtor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

5.1 Disposition of Collateral. Debtor shall not sell, lease, transfer, license or otherwise dispose of any of the Collateral, or attempt or contract to do so.

5.2 Relocation of Business or Collateral. Debtor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section 5.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 4(d) above without twenty (20) days prior written notice to Secured Party.

5.3 Limitation on Liens on Collateral. Debtor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Lien granted to Secured Party under this Security Agreement.

5.4 Insurance. Maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Debtor.

5.5 Taxes, Assessments, Etc. Debtor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

5.6 Maintenance of Records. Debtor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

5.7 Registration and maintenance of Intellectual Property Rights. After consultation with Secured Party, Debtor shall promptly register or cause to be registered (to the extent not already registered) the most recent version of any Copyright and any Copyright License and any Patent, Patent License, Trademark or Trademark License, which, individually or in the aggregate, is material to the conduct of Debtor’s business, with the United States Copyright Office or Patent and Trademark Office or appropriate overseas patent, copyright, or trademark office, as applicable, including, without limitation, in all such cases, the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Debtor shall register or cause to be registered with the United States Copyright Office or Patent and Trademark Office, as applicable, those additional rights and interests developed or acquired by Debtor after the date of this Security Agreement, including, without limitation, any additions to the rights and interests of Debtor listed on Schedule A hereto

5.8 Notification Regarding Changes in Intellectual Property. Debtor shall promptly advise Secured Party of any subsequent ownership right or interest of the Debtor in or to any Copyright, Patent, Trademark, Technical Disclosure, Trade Secret or License not specified on Schedule A hereto and shall permit Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.

5.9 Defense of Intellectual Property. Debtor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (iii) diligently pay maintenance and registration fees and not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party.

5.10 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, facilitating the filing of UCC-1 Financing Statements in all applicable jurisdictions and this Security Agreement (and any amendment hereto) with the United States Copyright Office and/or Patent and Trademark Office, as applicable.

6. RIGHTS AND REMEDIES UPON DEFAULT.

(a) Beginning on the date which is thirty (30) business days after any Event of Default shall have occurred and while such Event of Default is continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

(b) Debtor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

FINALLY, upon payment in full of the Secured Obligations, to Debtor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

7. INDEMNITY. Debtor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Debtor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

8. LIMITATION ON SECURED PARTY’S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Debtor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

10. MISCELLANEOUS.

10.1 No Waiver; Cumulative Remedies.

(a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Debtor and Secured Party.

10.2 Termination of this Security Agreement. Subject to Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

10.3 Successor and Assigns. This Security Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

10.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

INTEGRATED SURGICAL SYSTEMS, INC. (DEBTOR)

/s/ Dr. Ramesh Trivedi
By: Dr. Ramesh Trivedi, CEO

ACCEPTED AND ACKNOWLEDGED BY: NOVATRIX BIOMEDICAL, INC. (SECURED PARTY)

/s/ Dr. Soonkap Hahn
By: Dr. Soonkap Hahn, CEO